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                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT

     This Agreement, effective as of the 3rd day of October, 2000 (the "Effective Date"), is made by and between CiDRA Corporation, a Delaware Corporation ("CiDRA"), and F. Kevin Didden (EMPLOYEE).

     WHEREAS, CiDRA desires to engage the services of EMPLOYEE;

     WHEREAS, EMPLOYEE is willing to provide such services to CIDRA;

     WHEREAS EMPLOYEE and CiDRA have entered into an Intellectual Property Agreement dated as of the date hereof, which includes among other things, a covenant not to compete with CiDRA by the EMPLOYEE, a non-solicitation agreement and an assignment of inventions agreement; and

     NOW, THEREFORE, the parties hereto agree as follows:

1.   EMPLOYMENT TERM

     EMPLOYEE will serve as President and Chief Executive Officer of CiDRA. Subject to the provisions of Sections 3 and 4 below, the Initial Term of this Agreement shall be for a period of three (3) years, beginning with the Effective Date. EMPLOYEE's employment and this Agreement shall automatically extend for additional one (1) year periods (each such extension a "Subsequent Term") unless either party to this Agreement notifies the other in writing at least 90 days prior to the end of the Initial Term or any Subsequent Term that he or it does not want to extend the employment. The Initial Term and the Subsequent Term are referred to in this Agreement collectively as the "Term".

2.   COMPENSATION

     a.   So long as EMPLOYEE continues to perform the services specified in
          Section 1 and this Agreement has not terminated, EMPLOYEE shall receive a salary at the annual rate of Two Hundred and Twenty Thousand Dollars ($220,000.00) (the "Annual Compensation"), payable in accordance with CiDRA's standard payroll practices and procedures.

     b.   So long as EMPLOYEE continues to perform the services specified in
          Section 1 and this Agreement has not terminated, EMPLOYEE shall be eligible for bonus compensation equal to 40% of the Annual Compensation. The bonus compensation will be paid upon achievement of performance milestones as specified by CiDRA's Compensation Committee.

     c. CiDRA shall reimburse EMPLOYEE for his reasonable expenses incurred in performing his duties to CiDRA hereunder, subject to policies established by the Board of Directors of CiDRA (the "Board") from time to time.
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     d.   EMPLOYEE shall receive such other benefits as CiDRA provides to its similarly situated executive employees.

     e. EMPLOYEE shall receive three (3) weeks vacation (15 days) during each calendar year. Vacation shall accrue at the rate of 1.25 days per month. Accrued but unused vacation shall be carried over to the next calendar year.

     f. CiDRA will provide group health medical insurance coverage for EMPLOYEE and his eligible dependents through a plan maintained by CiDRA for its employees. CiDRA shall have the right to adopt a medical insurance plan that requires some level of copayment from employees, including EMPLOYEE.


3.   TERMINATION OF EMPLOYMENT.

     In the event of the EMPLOYEE'S termination for any reason, CiDRA shall pay to the EMPLOYEE on his termination date all amounts of Annual Compensation due and owing, reimbursements properly submitted for expenses incurred prior to the termination date and any accrued but unused vacation owed to the EMPLOYEE as of the termination date (the "Accrued Obligations"). In addition, CiDRA shall pay to the EMPLOYEE the following:

     a. If CiDRA terminates EMPLOYEE's employment for Cause (as defined below), or EMPLOYEE's employment terminates due to his death or Disability (as defined below), or EMPLOYEE terminates his employment with CiDRA other than as a result of a Good Reason (as defined below) (but not in any event as a result of non-renewal of this Agreement in accordance with Section 1):

          i)  CiDRA shall compensate EMPLOYEE with severance pay equal to three
              (3) months Annual Compensation then in effect, without consideration for any Bonus Compensation, to be paid in equal installments over a three (3) month period following such termination; and

          ii) As of the Termination Date, EMPLOYEE shall not continue to participate in any benefit plans of CiDRA.

     b. In the event that EMPLOYEE's employment is terminated by CiDRA without Cause, or by EMPLOYEE for Good Reason (but not in any event as a result of non-renewal of this Agreement in accordance with Section 1), CiDRA will provide EMPLOYEE with the following:

          i) Severance pay equal to eighteen (18) months Annual Compensation then in effect to be paid in equal installments (minus applicable withholdings) over a six (6) month period following such termination; and

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          ii)  As of the Termination Date, EMPLOYEE shall not continue to participate in any benefit plans of CiDRA.

     Thereafter, no further amounts shall be due to EMPLOYEE. CiDRA may request that EMPLOYEE sign a general release of all claims with CiDRA as a condition for receiving any of the payments described in Section 3a. or 3b.


4. TERMINATION OF EMPLOYMENT SUBSEQUENT TO A CHANGE OF CONTROL (as defined below)


     a. Notwithstanding the provisions of Section 3b. above, if EMPLOYEE terminates his employment with Good Reason (but not in any event as a result of non-renewal of this Agreement in accordance with Section 1) within 24 months of a Change of Control (as defined below), EMPLOYEE will receive on his termination date the Accrued Obligations and severance pay equal to twelve (12) months Annual Compensation then in effect to be paid in equal installments (minus applicable withholdings) over a six (6) month period following such termination, and

     b. All unvested stock options and/or restricted shares shall immediately vest.

     c. In the event of a termination for Good Reason within 24 months of a Change of Control, the foregoing shall be EMPLOYEE's sole and exclusive remedy, Section 3b. shall be inoperative during such 24 month period and EMPLOYEE shall not be entitled to any other or further payments, compensation or benefits from CiDRA. CiDRA may request that EMPLOYEE sign a general release of all claims with CiDRA as a condition for receiving any of the payments or benefits described in this Section 4.

     d.   For purposes of this Agreement:

          i) "Cause" shall mean any act of or omission by EMPLOYEE in the conduct of EMPLOYEE's duties and responsibilities which constitutes gross negligence or willful misconduct, or any act of or omission by EMPLOYEE which involves dishonesty or criminal conduct. In the event the Board determines it has reason to terminate EMPLOYEE's employment for Cause, it shall give written notice to EMPLOYEE stating the specific grounds constituting Cause. In the event that the Cause alleged constitutes any act or omission in the conduct of EMPLOYEE's duties and responsibilities which constitutes gross negligence or willful misconduct, EMPLOYEE shall have an opportunity within five (5) days after receiving such notice to meet with the Board to discuss such allegations of Cause.

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               ii)   "Change of Control" shall mean: (i) any sale, lease,
                     exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of CiDRA; (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of CiDRA (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director; (iii) any consolidation or merger of CiDRA with any other entity where the stockholders of CiDRA immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing fifty percent (50%) of the combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any); (iv) a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of CiDRA representing seventy-five percent (75%) or more of the total number of votes that may be cast for the election of the directors of CiDRA; or (vi) the Board of Directors of CiDRA , by vote of a majority of all the Directors, adopts a resolution to the effect that a "Change-in-Control" has occurred for purposes of the Plan. The completion of an initial public offering of CiDRA's securities shall not, under any circumstances, constitute a Change of Control.

               iii) "Disability" shall mean EMPLOYEE's incapacity due to physical or mental illness as certified in writing by a physician selected by EMPLOYEE and reasonably acceptable to CiDRA (it being understood that (i) such physician shall be deemed to be reasonably acceptable to CiDRA if, within a period of fifteen (15) days after EMPLOYEE notifies CiDRA of the name of such physician, CiDRA does not object to the use of such physician, and (ii) if EMPLOYEE fails to select a physician within fifteen (15) days after a written request from CiDRA to do so, CiDRA shall have the right to select the physician to examine EMPLOYEE).

               iv) "Good Reason" means that (i) EMPLOYEE's compensation has been materially reduced (and such reduction is not part of an overall reduction in compensation affecting other employees of CiDRA), (ii) EMPLOYEE's position, duties or responsibilities have been materially reduced, (iii) the EMPLOYEE's primary place of employment is moved to a location greater than sixty (60) miles away from its then current location, or (iv) CiDRA has not paid to EMPLOYEE when due any undisputed compensation, including salary or bonus, and in all such cases

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                     (i-iv) the condition continues beyond 15 business days from the date CiDRA's Board is notified in writing of its existence. Notwithstanding anything contained herein to the contrary, a material reduction in EMPLOYEE's position, duties or responsibilities shall not be deemed to have occurred solely because of a Change of Control, such that, for example and without in anyway limiting the foregoing, a Change of Control which results in CiDRA becoming a subsidiary of another entity but does not reduce the responsibilities identified in Section 1 that the EMPLOYEE performs for CiDRA shall not alone be deemed a material reduction of EMPLOYEE's position, duties or responsibilities.


5.   GOVERNING LAW; ARBITRATION; INJUNCTIVE AND OTHER RELIEF

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed entirely in Connecticut (without regard to its conflict of laws statutes). Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Hartford, Connecticut with respect to any actions which may arise in connection with this Agreement and are not required by this Section 5 to be arbitrated. Except as provided in this Section 5, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive, except as provided in Section 3.b.

     The arbitrator shall have the authority to award such remedies or relief that a court of the State of Connecticut could order or grant in an action governed by Connecticut law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Hartford, Connecticut.

     Notwithstanding the foregoing, any party may bring and pursue an action in any federal or state court located in Hartford, Connecticut seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrator has assumed jurisdiction and ordered such discontinuance.

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6.   MISCELLANEOUS

     a. Survival.  Notwithstanding anything in this Agreement to the contrary,
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        Section 5 shall survive any termination of this Agreement.

     b. Successors and Assigns. The provisions hereof shall inure to the benefit
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        of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     c. Entire Agreement; Amendment.  This Agreement constitutes the full and
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        entire understanding and agreement between the parties with regard to the subjects hereto and thereof. None of this Agreement or any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by both of the parties hereto.

     d. Notices, etc.  All notices and other communications required or
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        permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

        If to CiDRA:

           CiDRA Corporation
           50 Barnes Road North
           Wallingford, CT   06492
           ATTN: Law Department

        With a copy to:

           Frank Marco, Esquire
           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
           Connecticut Financial Center
           157 Church Street
           New Haven, CT  06510
           Fax:  (203) 777-7111

        If to EMPLOYEE, at:

           F. Kevin Didden
           Address on file with CiDRA

        or at such other address as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective (i) if

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        mailed, seven (7) days after mailing (if mailed from outside the United
        States, such mailing must be by airmail and said seven (7) days shall be fourteen (14) days), (ii) if delivered, upon delivery, or (iii) if faxed, one (1) business day after transmission and acknowledgement of receipt by telephone or fax.

     e. Delays or Omissions.  No delay or omission to exercise any right, power
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        or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     f. Separability.  In case any provision of this Agreement shall be invalid,
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        illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     g. Prior Agreements.  This Employment Agreement supersedes all prior
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        written or oral agreements related to EMPLOYEE's employment with CiDRA, including but not limited to the employment agreement between EMPLOYEE and CiDRA dated April 28, 1997.


     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.


                                    CiDRA CORPORATION


     /s/ F. Kevin Didden                     /s/ Michael Grillo
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     F. Kevin Didden                         By:   Michael Grillo
                                             Vice President, General Counsel

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